Exhibit 99.1

The Men’s Wearhouse, Inc.

News Release	For Immediate Release
MEN’S WEARHOUSE REPORTS FISCAL 2006
FOURTH QUARTER AND YEAR END RESULTS
BOARD OF DIRECTORS APPROVES
INCREASED QUARTERLY DIVIDEND
•	Q4 2006 GAAP diluted EPS was $0.95 versus $0.60 in 2005
•	Fiscal 2006 GAAP diluted EPS was $2.71 versus $1.88 in 2005
•	Company estimates fiscal 2007 GAAP diluted EPS in a range of $2.80 to $2.91
•	Conference call at 5:00 pm eastern today
HOUSTON – March 7, 2007 – The Men’s Wearhouse (NYSE: MW) today announced its consolidated financial results for the fourth quarter and 53-week year ended February 3, 2007. The results include an extra week in fiscal 2006 as well as other significant items, which are outlined in the attached reconciliation table. In addition, the company’s board of directors approved a quarterly dividend of $0.06 per share payable on July 6, 2007 to shareholders of record on June 27, 2007. The previous quarterly dividend amount was $0.05 per share.
George Zimmer, founder, chairman, and chief executive officer, stated, “Fiscal 2006 represented yet another year of outstanding results for all of our stakeholders. In November 2006, we announced entering into an agreement to acquire After Hours Formalwear, a $250 million tuxedo rental revenue company which is currently expected to close in the first half of fiscal 2007. Also in November 2006, we elected to redeem and retire our $130 million convertible bond indebtedness thereby strengthening our balance sheet. In January 2007, we were named once again by FORTUNE® magazine as one of the 100 Best Companies to Work for In America. Lastly, the Board of Directors has approved a 20% increase in the company’s quarterly cash dividend from $0.05 per share to $0.06 per share.”

FOURTH QUARTER RESULTS

	Fourth Quarter Sales Summary – Fiscal 2006
			Total Sales	Comparable Store Sales
	U.S. dollars, in millions		Change %	Change %
	Current Year			Current Year
	(A)	Prior Year		(A)	Prior Year

Total Company	$556.8	$497.0	+ 12.0%

TMW	$351.5	$319.3	+ 10.1%	0.0%	+ 5.1%

K&G	$130.1	$113.9	+ 14.2%	- 6.1%	+ 9.3%

United States	$486.7	$437.4	+ 11.3%	- 1.5%	+ 6.1%

Moores (C$)	$80.8	$69.6	+ 16.1%	+ 9.8%	+ 0.9%

(A)	The company follows the retail 4-5-4 reporting calendar which includes an extra week in the fourth quarter of fiscal 2006. Total Company sales on a 13-week basis increased 5.7% from $497.0 to $525.1.
Fourth quarter 2006 operating income was $73.2 million compared to $55.6 million last year, and net income was $52.3 million compared to $32.7 million last year. GAAP diluted earnings per share were $0.95 for the fourth quarter ended February 3, 2007 compared to $0.60 last year. Adjusted diluted earnings per share for the 2006 fiscal fourth quarter was $0.81 per share compared to adjusted diluted earnings per share of $0.67 last year. For additional information regarding adjusted diluted earnings per share, please see the table included below as well as the non-GAAP reconciliations provided at the end of this release.
Fourth Quarter Highlights
•	Total company sales increased 12.0% for the quarter, including this year’s 53rd week and 5.7% on a 13-week basis. Apparel sales, representing 90.8% of total sales, increased 10.6%. Tuxedo rental revenues, representing 2.7% of total sales, increased 26.1%.
•	Comparable store sales declined 1.5% for the company’s United States based stores, below the initial guidance of +1% to +2%. This under plan performance stems from soft traffic levels which are reflected in soft tailored clothing sales. On a two year basis, comparable store sales increased 4.6%.
•	Comparable store sales increased 9.8% for the company’s Canadian based stores, ahead of initial guidance in the +2% to +4% range. This above plan performance is a reflection of strong increases in both traffic levels and average ticket. On a two year basis, comparable store sales increased 10.7%.
•	Gross profit, as a percentage of sales, increased 331 basis points from 41.29% to 44.60%. Above plan comparable sales in Canada, generally better maintained merchandise margins in both the U.S. and Canada, and a stronger than expected 53rd week of the year more than offset the impact of under plan comparable store sales results in the U.S.
•	Selling, general, and administrative expenses as a percentage of sales increased 135 basis points from 30.11% to 31.46%; however this increase was lower than plan, primarily as a result of lower advertising, payroll, and employee healthcare expenses.

•	The effective tax rate for the quarter of 28.7% was substantially lower than the previously anticipated level of 36.0%. This was due to favorable developments on certain outstanding income tax matters.
•	During the quarter the company repurchased 764,600 shares for a total of $28.8 million.
YEAR-TO-DATE RESULTS

	Sales Summary – Fiscal 2006
			Total Sales	Comparable Store Sales
	U.S. dollars, in millions		Change %	Change %
	Current Year			Current Year
	(B)	Prior Year		(B)	Prior Year

Total Company	$1,882.1	$1,724.9	+ 9.1%

TMW	$1,216.2	$1,129.0	+ 7.7%	+ 3.1%	+ 6.2%

K&G	$418.3	$384.2	+ 8.9%	- 1.8%	+ 16.4%

United States	$1,653.5	$1,531.4	+ 8.0%	+ 1.9%	+ 8.4%

Moores (C$)	$259.3	$232.9	+ 11.3%	+ 8.7%	+ 2.7%

(B)	The company follows the retail 4-5-4 reporting calendar which includes an extra week in fiscal 2006. Total Company sales on a 52-week basis increased 7.3% from $1,724.9 to $1,850.3.
2006 operating income was $223.9 million compared to $165.3 million last year, and net income was $148.6 million compared to $103.9 million last year. GAAP diluted earnings per share were $2.71 for the year ended February 3, 2007 compared to $1.88 last year. Adjusted diluted earnings per share for fiscal 2006 were $2.63 per share compared to adjusted diluted earnings per share of $2.04 last year. For additional information regarding adjusted diluted earnings per share, please see the table included below as well as the non-GAAP reconciliations provided at the end of this release.
2007 GUIDANCE AND HIGHLIGHTS
For the fiscal year ending February 2, 2008, the company expects GAAP diluted earnings per share in a range of $2.80 to $2.91 based on a +1% to +2% same store sales increase in the U.S. and +3% to +4% in Canada, an effective tax rate of approximately 37.55% and fully diluted shares outstanding of 54.6 million. The 2007 guidance and highlights do not give effect to the After Hours acquisition.
Forecasted operating highlights for the full year include the following:
•	New store growth includes up to 15 net new K&G stores and 19 net new Men’s Wearhouse stores. Total square footage growth is expected in the mid to high single digit range.
•	Total sales for fiscal 2007 on a comparable 52 week basis are expected to increase in a range of 5% to 7% over the prior fiscal year.
•	Gross margins are planned to continue to increase and stem largely from the company’s ongoing strategy of increasing the penetration of its private label apparel product offerings and growth in tuxedo rentals.

•	Selling, general, and administrative expenses, as a percentage of sales, are expected to be flat year over year. Expense leverage is expected in advertising and payroll; however it is being offset by increases in stock based compensation and general corporate overhead expenses.
•	Operating income margins, on a comparable 52 week year basis, are anticipated to increase in the range of 50 to 90 basis points over the prior year.
For the first quarter of 2007, the company expects +1% to +2% same store sales growth in the U.S. and +5% to +6% in Canada and GAAP diluted earnings per share to be in the range of $0.63 to $0.67. In 2007, the start of the company’s fiscal calendar is later than in the past because of last year’s 53rd week. This late start means that the seasonal peak period (fiscal month of May) for the company’s tuxedo rentals business will shift one week earlier in the fiscal calendar and therefore is expected to benefit the company’s first quarter at the expense of the second quarter.
IMPACT OF SIGNIFICANT ITEMS
In order to aid investors’ understanding of the company’s results and to improve comparability of financial information from period to period, explanatory non-GAAP reconciliation tables are included at the end of this press release. Summarized earnings per share information from these tables follows:
Summary Reconciliation of GAAP diluted EPS to Adjusted diluted EPS

	UNAUDITED HISTORICAL RESULTS (1)										GUIDANCE
	Fiscal 2005					Fiscal 2006					Fiscal 2007
	1Q	2Q	3Q	4Q	YR	1Q	2Q	3Q	4Q	YR	1Q	YR
GAAP Diluted EPS	0.41	0.43	0.44	0.60	1.88	0.53	0.65	0.58	0.95	2.71	0.63 - 0.67	2.80 - 2.91

Adjustments (2)
Eddie Rodriguez Costs (3)	0.05	0.06			0.11
Stock Based Compensation (4)
Reported in Earnings		0.01	0.01	0.01	0.03	0.02	0.02	0.02	0.02	0.08	0.02	0.09
53rd Week Impact (5)									(0.08)	(0.08)
Foreign Earnings Repatriation (6)				0.07	0.07
Discrete Tax Items (7)			(0.04)	(0.02)	(0.05)				(0.09)	(0.09)

Net Adjustments	0.05	0.07	(0.02)	0.07	0.17	0.02	0.02	0.02	(0.14)	(0.08)	0.02	0.09

Adjusted Diluted EPS	0.46	0.50	0.41	0.67	2.04	0.55	0.67	0.60	0.81	2.63	0.65 - 0.69	2.89 - 3.00

(1)	Due to the effect of rounding, the sum of the per share amounts may not equal the effect of the adjustments.

(2)	Net of tax.

(3)	The company ceased operating its test of the new retail concept “Eddie Rodriguez” in the second quarter of fiscal 2005.

(4)	In fiscal 2005 and 2006, the company did not grant non-qualified stock options (NQO’s) to key employees, opting instead to issue primarily deferred stock units (DSU’s). In 2006, the company began recognizing stock option expense as it adopted FASB No. 123R. Amounts reported in earnings for 2005 include primarily DSU’s and for 2006 and later periods include DSU’s and NQO’s.

(5)	Fiscal 2006 includes one additional week (for a total of 53 weeks) as the company reports its fiscal operations on a retail calendar.

(6)	The company incurred a one-time tax expense of $3.9 million ($0.07 per share) related to the repatriation of foreign earnings under the provisions of the American Jobs Creation Act.

(7)	Adjustments to tax reserves associated with favorable developments on certain outstanding income tax matters.

CONFERENCE CALL AND WEBCAST INFORMATION
At 5:00 p.m. Eastern time today, company management will host a conference call and real time web cast to review the results for the fiscal fourth quarter and full year 2006 and provide an outlook for fiscal 2007.
To access the conference call, dial 303-262-2142. To access the live webcast presentation, visit the Investor Relations section of the company’s website at www.tmw.com. A telephonic replay will be available through March 22nd by calling 303-590-3000 and entering the access code of 11082837#, or a webcast archive will be available free on the website for approximately 90 days.
STORE INFORMATION

	February 3, 2007		January 28, 2006
	Number	Sq. Ft.	Number	Sq. Ft.
	of Stores	(000’s)	of Stores	(000’s)

Men’s Wearhouse	543	3,014.8	526	2,898.4

Moores, Clothing for Men	116	722.7	116	719.8

K&G (C)	93	2,201.6	77	1,835.2

Total	752	5,939.1	719	5,453.4

(C)	73 and 52 stores, respectively, offering women’s apparel.
Founded in 1973, Men’s Wearhouse is one of North America’s largest specialty retailers of men’s apparel with 752 stores. The stores carry a full selection of designer, brand name and private label suits, sport coats, furnishings and accessories, including tuxedo rentals available in the Men’s Wearhouse and Moores stores.
This press release contains forward-looking information. The forward-looking statements are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be significantly impacted by various factors, including unfavorable local, regional and national economic developments, disruption in retail buying trends due to homeland security concerns, severe weather conditions, aggressive advertising or marketing activities of competitors, governmental actions and other factors described herein and in the company’s annual report on Form 10-K for the year ended January 28, 2006 and subsequent Forms 10-Q.
For additional information on Men’s Wearhouse, please visit the company’s website at www.tmw.com.
CONTACT: Neill Davis, EVP & CFO, Men’s Wearhouse (713) 592-7200
Ken Dennard, DRG&E (713) 529-6600

THE MEN’S WEARHOUSE, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)
FOR THE THREE MONTHS ENDED
February 3, 2007 AND January 28, 2006
(In thousands, except per share data)

	Three Months Ended
		% of		% of
	2006	Sales	2005	Sales

Net sales	$556,845	100.00%	$496,978	100.00%
Cost of goods sold, including buying, distribution and occupancy costs	308,470	55.40%	291,751	58.71%

Gross margin	248,375	44.60%	205,227	41.29%

Selling, general and administrative expenses	175,187	31.46%	149,658	30.11%

Operating income	73,188	13.14%	55,569	11.18%

Interest income	(2,537)	(0.46%)	(1,158)	(0.23%)
Interest expense	2,390	0.43%	1,461	0.29%

Earnings before income taxes	73,335	13.17%	55,266	11.12%

Provision for income taxes	21,011	3.77%	22,532	4.53%

Net earnings	$52,324	9.40%	$32,734	6.59%

Net earnings per share:
Basic	$0.99		$0.62

Diluted	$0.95		$0.60

Weighted average common shares outstanding:
Basic	52,965		52,862

Diluted	54,843		54,166

THE MEN’S WEARHOUSE, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)
FOR THE TWELVE MONTHS ENDED
February 3, 2007 AND January 28, 2006
(In thousands, except per share data)

	Twelve Months Ended
		% of		% of
	2006	Sales	2005	Sales

Net sales	$1,882,064	100.00%	$1,724,898	100.00%
Cost of goods sold, including buying, distribution and occupancy costs	1,066,359	56.66%	1,027,763	59.58%

Gross margin	815,705	43.34%	697,135	40.42%

Selling, general and administrative expenses	591,767	31.44%	531,839	30.83%

Operating income	223,938	11.90%	165,296	9.58%

Interest income	(9,786)	(0.52%)	(3,280)	(0.19%)
Interest expense	9,216	0.49%	5,888	0.34%

Earnings before income taxes	224,508	11.93%	162,688	9.43%

Provision for income taxes	75,933	4.03%	58,785	3.41%

Net earnings	$148,575	7.89%	$103,903	6.02%

Net earnings per share:
Basic	$2.80		$1.93

Diluted	$2.71		$1.88

Weighted average common shares outstanding:
Basic	53,111		53,753

Diluted	54,749		55,365

THE MEN’S WEARHOUSE, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands) (Unaudited)

	February 3,	January 28,
	2007	2006
ASSETS

Current assets:
Cash and cash equivalents	$179,694	$200,226
Short-term investments	—	62,775
Inventories	448,586	416,603
Other current assets	52,549	50,008

Total current assets	680,829	729,612
Property and equipment, net	289,640	269,586
Goodwill	56,867	57,601
Other assets, net	69,616	66,475

Total assets	$1,096,952	$1,123,274

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities	$226,138	$238,085
Long-term debt	72,967	205,251
Deferred taxes and other liabilities	44,075	52,405
Shareholders’ equity	753,772	627,533

Total liabilities and equity	$1,096,952	$1,123,274

THE MEN’S WEARHOUSE, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
FOR THE TWELVE MONTHS ENDED
February 3, 2007 AND January 28, 2006
(In thousands)

	Twelve Months Ended
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$148,575	$103,903
Non-cash adjustments to net earnings:
Depreciation and amortization	61,387	61,874
Other	27,002	18,558
Changes in assets and liabilities	(76,170)	(29,774)

Net cash provided by operating activities	160,794	154,561

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(72,904)	(66,499)
Purchases of available-for-sale investments	(279,120)	(106,850)
Proceeds from sales of available-for-sale investments	341,895	44,075
Other	(1,506)	(141)

Net cash used in investing activities	(11,635)	(129,415)

CASH FLOWS FROM FINANCING ACTIVITIES:
Cash dividends paid	(10,830)	—
Bank borrowings	—	71,695
Principal payments on debt	(130,000)	—
Proceeds from issuance of common stock	10,823	24,262
Purchase of treasury stock	(40,289)	(90,280)
Other	2,052	(556)

Net cash provided by (used in) financing activities	(168,244)	5,121

Effect of exchange rate changes	(1,447)	4,951

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(20,532)	35,218
Balance at beginning of period	200,226	165,008

Balance at end of period	$179,694	$200,226

THE MEN’S WEARHOUSE, INC. AND SUBSIDIARIES
UNAUDITED NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(A Non-GAAP Financial Measure)
(In thousands, except per share amounts)
Use of Non-GAAP Financial Measures
We have provided non-GAAP adjusted earnings per share information. This non-GAAP financial information is provided to enhance the user’s overall understanding of the company’s current financial performance. Specifically, we believe the non-GAAP adjusted results provide useful information to both management and investors by excluding certain expense items that we believe are not indicative of our core operating results. The non-GAAP financial information should be considered in addition to, not as a substitute for or as being superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. The following are the reconciliations of this non-GAAP information. Due to the effect of rounding, the sum of the individual per share amounts may not equal the total shown.
Non-GAAP Financial Measures (in thousands, except per share information)

	Three Months Ended April 30, 2005
		(1)	NON-GAAP
	GAAP	NON-GAAP	Adjusted
	Results	Adjustments	Results
Net sales	$411,649	$(1,006)	$410,643
Cost of goods sold, including buying, distribution and occupancy costs	245,866	(1,631)	244,235

Gross margin	165,783	625	166,408
Selling, general and administrative expenses	128,909	(4,036)	124,873

Operating Income	36,874	4,661	41,535
Interest income	(794)	—	(794)
Interest expense	1,487	—	1,487

Earnings before income taxes	36,181	4,661	40,842
Provision for income taxes	13,477	1,736	15,213

Net earnings	$22,704	$2,925	$25,629

Net earnings per diluted share	$0.41	$0.05	$0.46

Weighted average diluted common shares outstanding	55,834		55,834

(1)	The net earnings adjustments are as follows:
a.	$2.886 million, net of tax, or $.05 diluted earnings per share in net losses from the Eddie Rodriguez stores and

b.	$39 thousand, net of tax, related to stock based compensation.

Non-GAAP Financial Measures (continued)

	Three Months Ended June 30, 2005
		(1)	NON-GAAP
	GAAP	NON-GAAP	Adjusted
	Results	Adjustments	Results
Net sales	$423,576	$(785)	$422,791
Cost of goods sold, including buying, distribution and occupancy costs	255,280	(3,485)	251,795

Gross margin	168,296	2,700	170,996
Selling, general and administrative expenses	129,892	(3,495)	126,397

Operating Income	38,404	6,195	44,599
Interest income	(771)	—	(771)
Interest expense	1,512	—	1,512

Earnings before income taxes	37,663	6,195	43,858
Provision for income taxes	13,277	2,183	15,460

Net earnings	$24,386	$4,012	$28,398

Net earnings per diluted share	$0.43	$0.07	$0.50

Weighted average diluted common shares outstanding	56,490		56,490

	Three Months Ended October 29, 2005
		(2)	NON-GAAP
	GAAP	NON-GAAP	Adjusted
	Results	Adjustments	Results
Net sales	$392,695	$—	$392,695
Cost of goods sold, including buying, distribution and occupancy costs	234,866	—	234,866

Gross margin	157,829	—	157,829
Selling, general and administrative expenses	123,380	(928)	122,452

Operating Income	34,449	928	35,377
Interest income	(557)	—	(557)
Interest expense	1,428	—	1,428

Earnings before income taxes	33,578	928	34,506
Provision for income taxes	9,499	2,278	11,777

Net earnings	$24,079	$(1,350)	$22,729

Net earnings per diluted share	$0.44	$(0.02)	$0.41

Weighted average diluted common shares outstanding	54,971		54,971

(1)	The net earnings adjustments are as follows:
a.	$3.379 million, net of tax, or $0.06 diluted earnings per share in net losses from the Eddie Rodriguez stores and

b.	$633 thousand, net of tax, or $0.01 diluted earnings per share related to stock based compensation.
(2)	The net earnings adjustments are as follows:
a.	$666 thousand, net of tax, or $0.01 diluted earnings per share related to stock based compensation and

b.	($2.016) million or ($0.04) diluted earnings per share in discrete tax items.

Non-GAAP Financial Measures (continued)

	Three Months Ended January 28, 2006
		(1)	NON-GAAP
	GAAP	NON-GAAP	Adjusted
	Results	Adjustments	Results
Net sales	$496,978	$—	$496,978
Cost of goods sold, including buying, distribution and occupancy costs	291,751	—	291,751

Gross margin	205,227	—	205,227
Selling, general and administrative expenses	149,658	(939)	148,719

Operating Income	55,569	939	56,508
Interest income	(1,158)	—	(1,158)
Interest expense	1,461	—	1,461

Earnings before income taxes	55,266	939	56,205
Provision for income taxes	22,532	(2,631)	19,901

Net earnings	$32,734	$3,570	$36,304

Net earnings per diluted share	$0.60	$0.07	$0.67

Weighted average diluted common shares outstanding	54,166		54,166

	Twelve Months Ended January 28, 2006
		(2)	NON-GAAP
	GAAP	NON-GAAP	Adjusted
	Results	Adjustments	Results
Net sales	$1,724,898	$(1,791)	$1,723,107
Cost of goods sold, including buying, distribution and occupancy costs	1,027,763	(5,116)	1,022,647

Gross margin	697,135	3,325	700,460
Selling, general and administrative expenses	531,839	(9,398)	522,441

Operating Income	165,296	12,723	178,019
Interest income	(3,280)	—	(3,280)
Interest expense	5,888	—	5,888

Earnings before income taxes	162,688	12,723	175,411
Provision for income taxes	58,785	3,566	62,351

Net earnings	$103,903	$9,157	$113,060

Net earnings per diluted share	$1.88	$0.17	$2.04

Weighted average diluted common shares outstanding	55,365		55,365

(1)	The net earnings adjustments are as follows:
a.	$556 thousand, net of tax, or $0.01 diluted earnings per share related to stock based compensation

b.	($898) thousand or ($0.02) diluted earnings per share in discrete tax items and

c.	$3.912 million or $0.07 diluted earnings per share in foreign earnings repatriation tax expense.
(2)	The net earnings adjustments are as follows:
a.	$6.265 million, net of tax, or $0.11 diluted earnings per share in net losses from the Eddie Rodriguez stores

b.	$1.894 million, net of tax, or $0.03 diluted earnings per share related to stock based compensation

c.	($2.914) million or ($0.05) diluted earnings per share in discrete tax items and

d.	$3.912 million or $0.07 diluted earnings per share in foreign earnings repatriation tax expense.

Non-GAAP Financial Measures (continued)

	Three Months Ended April 29, 2006
		(1)	NON-GAAP
	GAAP	NON-GAAP	Adjusted
	Results	Adjustments	Results
Net sales	$434,564	$—	$434,564
Cost of goods sold, including buying, distribution and occupancy costs	251,735	(143)	251,592

Gross margin	182,829	143	182,972
Selling, general and administrative expenses	136,441	(1,485)	134,956

Operating Income	46,388	1,628	48,016
Interest income	(1,995)	—	(1,995)
Interest expense	2,191	—	2,191

Earnings before income taxes	46,192	1,628	47,820
Provision for income taxes	17,336	611	17,947

Net earnings	$28,856	$1,017	$29,873

Net earnings per diluted share	$0.53	$0.02	$0.55

Weighted average diluted common shares outstanding	54,719		54,719

(1)	The adjustments are related to stock based compensation.

	Three Months Ended July 29, 2006
		(2)	NON-GAAP
	GAAP	NON-GAAP	Adjusted
	Results	Adjustments	Results
Net sales	$460,587	$—	$460,587
Cost of goods sold, including buying, distribution and occupancy costs	261,464	(178)	261,286

Gross margin	199,123	178	199,301
Selling, general and administrative expenses	143,529	(1,542)	141,987

Operating Income	55,594	1,720	57,314
Interest income	(2,793)	—	(2,793)
Interest expense	2,289	—	2,289

Earnings before income taxes	56,098	1,720	57,818
Provision for income taxes	20,477	628	21,105

Net earnings	$35,621	$1,092	$36,713

Net earnings per diluted share	$0.65	$0.02	$0.67

Weighted average diluted common shares outstanding	54,524		54,524

(2)	The adjustments are related to stock based compensation.

Non-GAAP Financial Measures (continued)

	Three Months Ended October 28, 2006
		(1)	NON-GAAP
	GAAP	NON-GAAP	Adjusted
	Results	Adjustments	Results
Net sales	$430,068	$—	$430,068
Cost of goods sold, including buying, distribution and occupancy costs	244,690	(178)	244,512

Gross margin	185,378	178	185,556
Selling, general and administrative expenses	136,610	(1,613)	134,997

Operating Income	48,768	1,791	50,559
Interest income	(2,461)	—	(2,461)
Interest expense	2,346	—	2,346

Earnings before income taxes	48,883	1,791	50,674
Provision for income taxes	17,109	627	17,736

Net earnings	$31,774	$1,164	$32,938

Net earnings per diluted share	$0.58	$0.02	$0.60

Weighted average diluted common shares outstanding	54,903		54,903

(1)	The adjustments are related to stock based compensation.

	Three Months Ended February 3, 2007
		(2)	NON-GAAP
	GAAP	NON-GAAP	Adjusted
	Results	Adjustments	Results
Net sales	$556,845	$(31,742)	$525,103
Cost of goods sold, including buying, distribution and occupancy costs	308,470	(14,560)	293,910

Gross margin	248,375	(17,182)	231,193
Selling, general and administrative expenses	175,187	(12,365)	162,822

Operating Income	73,188	(4,817)	68,371
Interest income	(2,537)	152	(2,385)
Interest expense	2,390	—	2,390

Earnings before income taxes	73,335	(4,969)	68,366
Provision for income taxes	21,011	2,885	23,896

Net earnings	$52,324	$(7,854)	$44,470

Net earnings per diluted share	$0.95	$(0.14)	$0.81

Weighted average diluted common shares outstanding	54,843		54,843

(2)	The net earnings adjustments are as follows:
a.	$1.303 million, net of tax, or $0.02 diluted earnings per share related to stock based compensation

b.	($4.473) million or ($0.08) diluted earnings per share related to the 53rd week and

c.	($4.684) million or ($0.09) diluted earnings per share in discrete tax items.

Non-GAAP Financial Measures (continued)

	Twelve Months Ended February 3, 2007
		(1)	NON-GAAP
	GAAP	NON-GAAP	Adjusted
	Results	Adjustments	Results
Net sales	$1,882,064	$(31,742)	$1,850,322
Cost of goods sold, including buying, distribution and occupancy costs	1,066,359	(15,059)	1,051,300

Gross margin	815,705	(16,683)	799,022
Selling, general and administrative expenses	591,767	(17,005)	574,762

Operating Income	223,938	322	224,260
Interest income	(9,786)	152	(9,634)
Interest expense	9,216	—	9,216

Earnings before income taxes	224,508	170	224,678
Provision for income taxes	75,933	4,751	80,684

Net earnings	$148,575	$(4,581)	$143,994

Net earnings per diluted share	$2.71	$(0.08)	$2.63

Weighted average diluted common shares outstanding	54,749		54,749

(1)	The net earnings adjustments are as follows:
a.	$4.576 million, net of tax, or $0.08 diluted earnings per share related to stock based compensation

b.	($4.473) million or ($0.08) diluted earnings per share related to the 53rd week and

c.	($4.684) million or ($0.09) diluted earnings per share in discrete tax items.